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                                  EXHIBIT 99.1


DRAFT - 10/20/03

CHOICE ONE CONTACT:
Lisa Schnorr
Director, Corporate Communications and Investor Relations
Phone:  (585) 530-2965
Mobile: (585) 455-4421
lschnorr@choiceonecom.com


CHOICE ONE COMMUNICATIONS APPOINTS DELOITTE & TOUCHE AS INDEPENDENT ACCOUNTANTS

     Rochester, New York - October xx, 2003 - Choice One Communications (OTCBB:
CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, including Internet solutions, to businesses in 29 Northeast and Midwest markets, today announced that the company has changed its independent accountants.

     Choice One has engaged Deloitte & Touche LLP as its new independent accountants in place of PricewaterhouseCoopers LLP, effective on October 15, 2003. The company has filed reports with the Securities and Exchange Commission on Form 8-K reporting this change.


ABOUT CHOICE ONE COMMUNICATIONS

     Headquartered in Rochester, New York, Choice One Communications Inc. (OTCBB: CWON) is a leading integrated communications services provider offering voice and data services including Internet solutions, to businesses in 29 metropolitan areas (markets) across 12 Northeast and Midwest states. Choice One reported $290 million of revenue in 2002, has more than 100,000 clients and employs approximately 1,400 colleagues.

     Choice One's markets include: Hartford and New Haven, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield and Worcester, Massachusetts; Portland/Augusta, Maine; Grand Rapids and Kalamazoo, Michigan; Manchester/Portsmouth, New Hampshire; Albany (including Kingston, Newburgh, Plattsburgh and Poughkeepsie), Buffalo, Rochester and Syracuse (including Binghamton, Elmira and Watertown), New York; Akron (including Youngstown), Columbus and Dayton, Ohio; Allentown, Erie, Harrisburg, Pittsburgh and Wilkes-Barre/Scranton, Pennsylvania; Providence, Rhode Island; Green Bay (including Appleton and Oshkosh), Madison and Milwaukee, Wisconsin.

     The company has intra-city fiber networks in the following markets:
Hartford, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield, Massachusetts; Grand Rapids and Kalamazoo, Michigan; Albany, Buffalo, Rochester and Syracuse, New York; Columbus, Ohio; Pittsburgh, Pennsylvania; Providence, Rhode Island; Green Bay, Madison and Milwaukee, Wisconsin.

     For further information about Choice One, visit our web site at www.choiceonecom.com or contact us at 1-888-832-5800.